Exhibit 10 (21)
Form of NQSO Agreement for Non-Employee Directors
LAYNE CHRISTENSEN COMPANY
2006 EQUITY INCENTIVE PLAN
Nonqualified Stock Option Agreement

Date of Grant:	February 1, 2009

Number of Shares to Which Option Relates:	( )

Option Exercise Price per Share:
(Representing 100% of the Fair Market Value on the Date of Grant)	$ [Based on Closing Price as of January 31, 2009]
          This Agreement dated February 1, 2009, is made by and between Layne Christensen Company, a Delaware corporation (the “Company”), and [                       ] (the “Option Holder”).
RECITALS:
          A. Effective June 8, 2006, the Company’s stockholders approved the Layne Christensen Company 2006 Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant options to key employees and non-employee directors of the Company to purchase shares of the Company’s common stock.
          B. The Option Holder is a non-employee director of the Company and the Company desires to grant to the Option Holder a nonqualified stock option to purchase shares of the Company’s common stock on the terms and conditions reflected in this Option Agreement, the Plan and as otherwise established by the Committee.
AGREEMENT:
          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
          1. Incorporation of Plan. All provisions of this Option Agreement and the rights of the Option Holder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Option Agreement but not defined will have the meaning set forth in the Plan.
          2. Grant of Nonqualified Stock Option. As of the Date of Grant identified above, the Company grants the Option Holder, subject to this Agreement and the Plan, the right, privilege and option (the “Option”) to purchase, in one or more exercises, all or any part of that number of Shares of Stock identified above opposite the heading “Number of Shares to Which Option Relates” (the “Option Shares”), at the per Share price specified above opposite the heading “Option Exercise Price per Share.”
          3. Consideration to the Company. In consideration of the granting of this Option by the Company, the Option Holder agrees to render faithful and efficient services as a Director of the Company. Nothing in this Agreement or in the Plan will confer upon the Option Holder any right to continue as a Director of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to remove the Option Holder as a Director of the Company at any time for any reason whatsoever, with or without cause. In addition, nothing in this Agreement or in the Plan will require the Option Holder to continue as a Director of the Company.
          4. Exercisability of Option. During the Option Holder’s lifetime, this Option may be exercised only by the Option Holder. This Option, except as specifically provided elsewhere under the terms of the Plan, will be fully exercisable as of the Date of Grant.

          5. Method of Exercise. Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, this Option may be exercised in whole or in part, from time to time by delivery to the Company or its designee a written notice which will:
     (a) set forth the number of Shares with respect to which the Option is to be exercised;
     (b) if the person exercising this Option is not the Option Holder, be accompanied by satisfactory evidence of such person’s right to exercise this Option; and
     (c) be accompanied by payment in full of the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.
          6. Expiration of Option. Unless terminated earlier in accordance with the terms of this Option Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Standard Time, on the 10th Anniversary of the Date of Grant (the “Expiration Date”). If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Option Agreement or the Plan, at 5:00 P.M., Central Standard Time, on the first business day before such Expiration Date.
          7 Effect of Separation from Service. If the Option Holder ceases to be a Director of the Company for any reason, including cessation by death, Disability or removal from the Board, the effect of such cessation as a Director on all or any portion of this Option is as provided below. Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.
     (a) If the Option Holder is removed from serving as a Director for Cause, the Option will immediately be forfeited as of the time of such removal.
     (b) If the Option Holder ceases to be a Director for any reason other than the Option Holder’s death, Disability or Retirement (as defined below), the Option may be exercised by the Option Holder at any time prior to 5:00 P.M., Central Standard Time, on the thirtieth (30th) calendar day following the last date of the Option Holder serving as a Director. If such thirtieth (30th) day is not a business day, then the Option will expire at 5:00 P.M., Central Standard Time, on the first business day immediately following such thirtieth (30th) day. For purposes of this Agreement, “Retirement” means the Option Holder’s termination of service as a Director of the Company (other than for Cause) after attaining the age of 60 and after having served as a Director of the Company for five years or more.
     (c) If the Option Holder ceases to be a Director of the Company due to the Option Holder’s death or Disability, the Option may be exercised by the Option Holder at any time prior to 5:00 P.M., Central Standard Time, on the ninetieth (90th) calendar day following the last date of the Option Holder serving as a Director. If such ninetieth (90th) day is not a business day, then the Option will expire at 5:00 P.M., Central Standard Time, on the first business day immediately following such ninetieth (90th) day.
     (d) If the Option Holder ceases to be a Director of the Company due to the Option Holder’s Retirement, the Option may be exercised by the Option Holder at any time prior to 5:00 P.M., Central Standard Time, on the third (3rd) anniversary of the effective date of the Option Holder’s Retirement. If such third (3rd) anniversary is not a business day, then the Option will expire at 5:00 P.M., Central Standard Time, on the first business day immediately following such third (3rd) anniversary.
          8. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Secretary of the Company at Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, and any notice to be given to the Option Holder will be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Option Holder will, if the Option Holder is then deceased, be given to the Option Holder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 8. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
          9. Nontransferability. Except as otherwise provided in this Agreement or in the Plan, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.
          10. Status of Option Holder. The Option Holder shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.
          11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
          12. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.
          13. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
          14. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
          This Agreement has been executed and delivered by the parties hereto.

The Company:	The Option Holder:

Layne Christensen Company

By:

Name:	[ ]

Title:	Address of the Option Holder:

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